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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and to the use of our report dated March 21, 1995, except for paragraph 3 of Note 4 and paragraph 2 of Note 13, as to which the date is April 17, 1995, with respect to the financial statements of Medical Management, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Complete Management, Inc. for the registration of $28,750,000 of convertible subordinated debentures due December 15, 2003 and 3,450,000 shares of common stock.


                                            ERNST & YOUNG LLP
                                            -------------------------
                                            ERNST & YOUNG LLP
New York, New York
November 4, 1996